                                             HINKLE, EBERHART & ELKOURI, L.L.C.
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                                   LEASE AGREEMENT


                                    BY AND BETWEEN


                               CITY OF GODDARD, KANSAS


                                         AND


                                  IFR SYSTEMS, INC.



                                 DATED MARCH 15, 1997

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



                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

         Parties ............................................................ 1
         Recitals ........................................................... 1

                                      ARTICLE I

Section  1.1   Definitions of Words and Terms ................................2
Section  1.2   Rules of Interpretation ......................................12
Section  1.3   Representations and Covenants by Tenant ......................12
Section  1.4   Representations and Covenants by Issuer ......................17


                                      ARTICLE II

Section  2.1   Granting of Leasehold ........................................17


                                     ARTICLE III

Section  3.1   Basic Rent ...................................................18
Section  3.2   Acquisition of Bonds .........................................18
Section  3.3   Additional Rent ..............................................18
Section  3.4   Rent Payable Without Abatement or Setoff .....................18
Section  3.5   Prepayment of Basic Rent .....................................19
Section  3.6   Deposit of Rental Payments by Trustee ........................19
Section  3.7   Absolute Obligation to Pay Rent ..............................19


                                      ARTICLE IV

Section  4.1   Disposition of Original Proceeds; Project Fund................20
Section  4.2   Allocation of Proceeds of Multipurpose Issue .................20


                                      ARTICLE V

Section  5.1   Acquisition of Land and Improvements .........................20
Section  5.2   Project Contracts ............................................21
Section  5.3   Payment of Project Costs for Buildings
                and  Improvements............................................21
Section  5.4   Payment of Project Costs for Machinery
                 and Equipment...............................................22
Section  5.5   Completion of Project ........................................22
Section  5.6   Deficiency of Project Fund ...................................22
Section  5.7   Surplus in Project Fund ......................................22
Section  5.8   Right of Entry by Issuer .....................................23

Section  5.9   Machinery and Equipment Purchased by Tenant ..................23
Section  5.10  Project Property of Issuer ...................................23
Section  5.11  Kansas Retailers' Sales Tax ..................................23


                                      ARTICLE VI

Section  6.1   Insurance as a Condition to Disbursement .....................23
Section  6.2   Insurance After Completion ...................................24
Section  6.3   General Insurance Provisions .................................25
Section  6.4   Title Insurance ..............................................26


                                     ARTICLE VII

Section  7.1   Impositions ..................................................26
Section  7.2   Receipted Statements .........................................26
Section  7.3   Issuer May Not Sell ..........................................26
Section  7.4   Contest of Impositions .......................................26
Section  7.5   Ad Valorem Taxes .............................................27


                                     ARTICLE VIII

Section  8.1   Use of Project ...............................................28
Section  8.2   Environmental Provisions .....................................28


                                      ARTICLE IX

Section  9.1   Sublease by Tenant ...........................................30
Section  9.2   Assignment by Tenant .........................................31
Section  9.3   Release of Tenant ............................................31
Section  9.4   Mergers, Consolidations and Sale of Assets ...................31
Section  9.5   Covenant Against Other Assignments ...........................32


                                      ARTICLE X

Section  10.1  Repairs and Maintenance ......................................32
Section  10.2  Removal, Disposition and Substitution of
                 Machinery and Equipment ....................................32


                                      ARTICLE XI

Section  11.1  Alteration of Project ........................................34

                                     ARTICLE XII

Section  12.1  Additional Improvements ......................................34


                                     ARTICLE XIII

Section  13.1  Securing of Permits and Authorizations .......................34
Section  13.2  Mechanics' Liens .............................................34
Section  13.3  Contest of Liens .............................................35
Section  13.4  Utilities ....................................................35


                                     ARTICLE XIV

Section  14.1  Indemnity ....................................................36


                                      ARTICLE XV

Section  15.1  Access to Project ............................................36


                                     ARTICLE XVI

Section  16.1  Option to Extend Term ........................................37


                                     ARTICLE XVII

Section  17.1  Option to Purchase Project ...................................37
Section  17.2  Quality of Title and Purchase Price
                 for Project ................................................37
Section  17.3  Closing of Purchase of Project ...............................38
Section  17.4  Effect of Failure to Complete Purchase
                 of Project .................................................39
Section  17.5  Application of Condemnation Awards if
                     Tenant Purchases Project ...............................39
Section  17.6  Option to Purchase Unimproved Portions
                 of Land ....................................................40
Section  17.7  Quality of Title and Purchase Price
                 for Unimproved Portions of Land ............................40
Section  17.8  Closing of Purchase of Unimproved Portions
                 of Land ....................................................41
Section  17.9  Effect on Lease of Purchase of Unimproved
                 Portions of Land ...........................................41
Section  17.10 Effect of Failure to Complete Purchase
                 of Unimproved Portions of Land .............................41

                                    ARTICLE XVIII

Section  18.1  Damage and Destruction .......................................42
Section  18.2  Condemnation .................................................43


                                     ARTICLE XIX

Section  19.1  Termination by Reason of Change of
                 Circumstances ..............................................44


                                      ARTICLE XX

Section  20.1  Remedies on Default ..........................................44
Section  20.2  Survival of Obligations ......................................45
Section  20.3  No Remedy Exclusive ..........................................45


                                     ARTICLE XXI

Section  21.1  Performance of Tenant's Obligations by Issuer.................46


                                     ARTICLE XXII

Section  22.1  Surrender of Possession ......................................46


                                    ARTICLE XXIII

Section  23.1  Notices ......................................................47


                                     ARTICLE XXIV

Section  24.1  Net Lease ....................................................47
Section  24.2  Funds Held by Trustee After Payment of Bonds .................47


                                     ARTICLE XXV

Section  25.1  Rights and Remedies ..........................................47
Section  25.2  Waiver of Breach .............................................47
Section  25.3  Issuer Shall Not Unreasonably Withhold
                 Consents and Approvals .....................................48

                                     ARTICLE XXVI

Section  26.1  Financial Reports ............................................48
Section  26.2  Quiet Enjoyment and Possession ...............................48


                                    ARTICLE XXVII

Section  27.1  Investment Tax Credit; Depreciation ..........................48


                                    ARTICLE XXVIII

Section  28.1  Amendments ...................................................49
Section  28.2  Granting of Easements ........................................49
Section  28.3  Security Interests ...........................................50
Section  28.4  Construction and Enforcement .................................50
Section  28.5  Invalidity of Provisions of Lease ............................50
Section  28.6  Covenants Binding on Successors and Assigns ..................50
Section  28.7  Section Headings .............................................50
Section  28.8  Execution of Counterparts ....................................51

         Signatures, Seals & Acknowledgments ................................52

         Schedule I - Property Subject to Lease
         Schedule II- Allocation of 1997 Bond
                      Principal Amount

                                   LEASE AGREEMENT


    This Lease Agreement, dated as of March 15, 1997 (the "Lease"), by and between the City of Goddard, Kansas, a municipal corporation of the State of Kansas (the "Issuer" or "City"), and IFR Systems, Inc., a corporation organized under the laws of the State of Delaware and duly qualified to do business in the State of Kansas (the "Tenant");

                                 W I T N E S S E T H:

    WHEREAS, Issuer is a municipal corporation duly organized and existing under the laws of the State of Kansas, with full, lawful power and authority to enter into this Lease, by and through its governing body; and

    WHEREAS, the Issuer is authorized by K.S.A. 12-1740 to 12-1749d, inclusive, and K.S.A. 10-116a, all as amended (the "Act"), to acquire, construct, improve and equip certain facilities (as defined in the Act) for commercial, industrial and manufacturing purposes, and to enter into leases and lease-purchase agreements with any person, firm or corporation for said facilities, to issue revenue bonds for the purpose of paying the cost of any such facilities, and to refund any revenue bonds previously issued; and

    WHEREAS, Issuer previously issued its Industrial Revenue Bonds, Series A, 1989 (IFR Systems, Inc.) (the "1989 Bonds") pursuant to the Act, for the purpose of paying the costs of constructing, improving and equipping an addition to an existing manufacturing facility located in unincorporated territory within Sedgwick County, Kansas, and outside the three mile radius surrounding the corporate limits of the City of Goddard, Kansas (the "1989 Project"); and

    WHEREAS, the 1989 Project originally was leased to IFR Systems, Inc. (the "Tenant"); and

    WHEREAS, for the purpose of financing the costs of refunding, redeeming and retiring the Issuer's outstanding 1989 Bonds, and purchasing, acquiring, constructing and equipping certain improvements and additions to the 1989 Project (the "1997 Additions") (the 1989 Project and the 1997 Additions, together with the previously existing manufacturing facilities, being referred to herein collectively at the "Project"), the Issuer intends to issue and sell its Industrial Revenue Refunding and Improvement Bonds, Series 1997 (IFR Systems, Inc.) in the amount of $3,940,000 (the "1997 Bonds"); and

    WHEREAS, Issuer, in furtherance of the purposes and pursuant to the provisions of the laws of the State, including the Act, and in order to provide for the industrial and commercial development and welfare of the City of Goddard, Kansas, and its environs, and to provide employment opportunities for its citizens and to promote the economic stability of the State of Kansas, has proposed and does hereby propose that it shall:

    (a) Provide for the refunding, redeeming and retirement of the Issuer's outstanding 1989 Bonds;

    (b) Provide for the purchase, acquisition, construction and installment of the 1997 Additions;

    (c) Lease the Project, including the 1997 Additions, to the Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

    (d) Issue, for the foregoing purposes, the 1997 Bonds under and pursuant to and subject to the provisions of the Act and a Trust Indenture (as hereinafter defined), said Trust Indenture being incorporated herein by reference and authorized by and ordinance of the governing body of the Issuer; and

    WHEREAS, the Tenant, pursuant to the foregoing proposals of Issuer, desires to lease the Project from Issuer for the rentals and upon the terms and conditions hereinafter set forth; and

    WHEREAS, the 1997 Bonds shall be secured by a pledge of the Project and by a pledge of all rentals under this Lease;

    NOW, THEREFORE, in consideration of the premises, of other good and valuable considerations, and of the mutual benefits, covenants and agreements herein contained, the parties hereto hereby make this Lease and agree as follows:


                                      ARTICLE I

    Section 1.1 DEFINITIONS OF WORDS AND TERMS. In addition to the words and terms defined elsewhere in this Lease, and in the Indenture, the following words and terms as used in this Lease shall have the following meanings, unless some other meaning is plainly intended:

    "Act" means K.S.A. 12-1740 to 12-1749d, inclusive, and K.S.A. 10-116a, all as amended.

    "Additional Bonds" means any Bonds issued in addition to the 1997 Bonds pursuant to Section 209 of the Indenture.

    "Additional Rent" means all fees, charges and expenses of the Trustee, all Impositions, all amounts required to be rebated to the United States pursuant to the Indenture, all amounts necessary to provide for the timely redemption of Outstanding Bonds pursuant to Section 302(a) or 302(b) of the Indenture, all amounts required under Article XXIV hereof, all other payments of whatever nature which Tenant has agreed to pay or assume under the provisions of this Lease and all expenses (including reasonable attorney's fees) incurred by Issuer in connection with the enforcement of any rights under this Lease or the Indenture. The fees, charges and expenses of the Trustee shall include all costs incurred in connection with the issuance, transfer, exchange, registration, redemption or payment of the Bonds except (a) the reasonable fees and expenses in connection with the replacement of a Bond or Bonds mutilated, stolen, lost or destroyed or (b) any tax or other government charge imposed in relation to the transfer, exchange, registration, redemption or payment of the Bonds.

    "Additional Term" shall mean that term commencing on the last day of the Basic Term and terminating Five (5) years thereafter.

    "Authorized Issuer Representative" means the duly elected and acting Mayor of the Issuer, or such other person at the time designated to act on behalf of the Issuer as evidenced by written certificate furnished to the Tenant and the Trustee containing the specimen signature of such person and filed on behalf of the Issuer by its Mayor and City Clerk.

    "Authorized Tenant Representative" means Jeffrey A. Bloomer, Chief Financial Officer and Treasurer of the Tenant or any such other person at the time designated to act on behalf of the Tenant as evidenced by a written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Tenant by its President or any Vice President. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Tenant Representative.

    "Bankruptcy Code" means Title 11 of the United States Code, as amended.

    "Basic Rent" means the quarterly pro rata amount which, when added to Basic Rent Credits, is sufficient to pay, on the next occurring Payment Date, all principal of, redemption premium, if any, and interest on the Bonds which is due and payable on such Payment Date.

    "Basic Rent Credits" means all funds on deposit in the Principal and Interest Payment Account and available for the payment of the principal of, redemption premium, if any, and interest on the 1997 Bonds and Additional Bonds on any Payment

Date, including any accrued interest received at the time of issuance and delivery of the Bonds and deposited in the Principal and Interest Payment Account pursuant to the terms of the Indenture.

    "Basic Rent Payment Date" means the date which is three (3) Business Days prior to August 1, 1997, and three (3) Business Days prior to the first day of each February, May, August and November thereafter until the principal of, redemption premium, if any, and interest on the Bonds have been fully paid or provision made for their payment in accordance with the provisions of the Indenture.

    "Basic Term" means that term commencing as of the date of this Lease and ending on May 1, 2012, subject to prior termination as specified in this Lease, but to continue thereafter until all of the principal of, redemption premium, if any, and interest on all outstanding Bonds shall have been paid in full or provision made for their payment in accordance with the provisions of the Indenture.

    "Bond Counsel" means the firm of Hinkle, Eberhart & Elkouri, L.L.C., or any other attorney or firm of attorneys acceptable to the Issuer, the Trustee and the Tenant.

    "Bondowner" means the registered owner of any fully registered Bond.

    "Bond" or "Bonds" means the fully registered 1997 Bonds and any Additional Bonds.

    "Business Day" means a day which is not a Saturday, Sunday or any day designated as a holiday by the Congress of the United States or by the Legislature of the State and on which Banks in the State are not authorized to be closed.

    "Certificate of Completion" means a written certificate signed by the Authorized Tenant Representative stating that (i) the Project has been completed in accordance with the plans and specifications prepared or approved by Issuer or Tenant, as the case may be; (ii) the Project has been completed in a good and workmanlike manner; (iii) no mechanic's or materialmen's liens have been filed, nor is there any basis for the filing of such liens, with respect to the Project; (iv) all Improvements initially constituting a part of the Project are located or installed upon the Land; and (v) if required by an ordinance duly adopted by Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to the Project.

    "Completion Date" means the date of completion of the acquisition, purchase, construction and installation of the 1997 Additions.

    "Construction Period" means the period from the beginning of the acquisition and construction of the 1997 Additions to the Completion Date.

    "Costs of Issuance" means any and all expenses of whatever nature incurred in connection with the issuance and sale of the Bonds, including but not limited to underwriting fees and expenses, underwriting discount, bond and other printing expenses, and legal fees and expenses of counsel.

    "Default" means any event or condition the occurrence of which, with the lapse of time or the giving of notice or both, constitutes an Event of Default.

    "Escrow Trust Account" means that account authorized and established with the 1989 Trustee pursuant to the Escrow Trust Agreement and designated "City of Goddard, Kansas, Escrow Trust Account (IFR Systems, Inc.)".

    "Escrow Trust Agreement" means that Escrow Trust Agreement by and between the Issuer, the Tenant and the 1989 Trustee, dated as of March 15, 1997, authorized by Section 501 of the Indenture.

    "Event of Bankruptcy" means an event whereby the Tenant shall (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) suffer the entry of a final and nonappealable court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, which order, if the Tenant has not consented thereto, shall not be vacated, denied, set aside or stayed within Sixty (60) days after the day of entry; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within Sixty (60) days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

    "Event of Default" means any one of the following events:

    (1) Failure of Tenant to make any payment of Basic Rent at the time and in the amount required hereunder; or

    (2) Failure of Tenant to make any payment of Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of this Lease on the Tenant's part to be observed or performed, and the same is not remedied within Thirty (30) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default, provided that the (i) Tenant has commenced such correction within said 30-day period, and (ii) Tenant diligently prosecutes such correction to completion); or

    (3)  An Event of Bankruptcy; or

    (4)  The Tenant abandons the Project.

    Notwithstanding the foregoing, if, by reason of FORCE MAJEURE, the Tenant is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (2) above, the Tenant shall not be deemed in default during the continuance of such inability. However, the Tenant shall promptly give notice to the Trustee and the Issuer of the existence of an event of FORCE MAJEURE and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

    "Full Insurable Value" means the full actual replacement cost less physical depreciation as determined from time to time upon the request of Issuer, Tenant or the Trustee (but not more frequently than once in every 24 months) by an architect, appraiser, appraisal company or one of the insurers, selected and paid by Tenant.

    "Guarantor" means the Tenant and any other person or entity, if any, who, or which, execute and deliver the Guaranty Agreement.

    "Guaranty Agreement" means the separate Guaranty Agreement, dated as of March 15, 1997, by the Tenant and in favor of the Trustee for the benefit of the Owners of the 1997 Bonds.

    "Hazardous Substances" means and includes those elements or compounds which are contained in the list of hazardous substances adopted by the EPA or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

    "Impositions" means all taxes and assessments, general and special, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or payable for or in respect of the Project or any part thereof, or any improvements at any time thereon or Tenant's interest therein, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would encumber Issuer's title to the Project.

    "Improvements" means the buildings, structures, facilities, machinery, equipment and other property more specifically described in Paragraph II of
Schedule I attached hereto.

    "Indenture" means the Trust Indenture, dated as of March 15, 1997, as from time to time amended and supplemented by Supplemental Indentures in accordance with the provisions of Article XI of the Indenture.

    "Interest Payment Date" means May 1 and November 1 in each year thereafter, commencing as of November 1, 1997, and terminating when the principal of, redemption premium, if any, and interest on the 1997 Bonds has been fully paid.

    "Issuer" means the City of Goddard, Kansas, a municipal corporation duly organized and existing under the laws of the State of Kansas, and its successors and assigns.

    "Land" means the real property more specifically described in Paragraph I of Schedule I attached hereto and made a part hereof.

    "Lease" means this Lease Agreement by and between the City, as Issuer or Landlord, and the Tenant, dated March 15, 1997, as from time to time amended and supplemented in accordance with the provisions thereof and of Article XII of the Indenture.

    "Net Proceeds" means, when used with respect to any insurance or condemnation award with respect to the Project, the proceeds from the insurance or condemnation award remaining after the payment of all expenses (including attorneys' fees and any extraordinary expenses of the Trustee) incurred in the collection of such proceeds.

    "1989 Bonds" means the City of Goddard, Kansas Industrial Revenue Bonds, Series A, 1989 (IFR Systems, Inc.), dated as of May 1, 1989 and issued in the original principal amount of $3,500,000, of which $2,330,000 currently remains outstanding.

    "1989 Debt Service Reserve Fund" means the "City of Goddard, Kansas, Debt Service Reserve Fund for Industrial Revenue Bonds (IFR Systems, Inc.)" created pursuant to the 1989 Indenture.

    "1989 Indenture" means the Trust Indenture dated as of May 1, 1989 by and between the Issuer and the 1989 Trustee.

    "1989 Ordinance" means Ordinance No. 397 adopted by the Issuer's governing body on May 18, 1989, and authorizing the issuance of the 1989 Bonds.

    "1989 Principal and Interest Payment Account" means the "City of Goddard, Kansas, Principal and Interest Payment Account for Industrial Revenue Bonds (IFR Systems, Inc.)" created pursuant to the 1989 Indenture.

    "1989 Project" means and includes the Issuer's interest in the Land, as well as the Improvements, as described in the 1989 Indenture and as otherwise acquired, constructed or installed with proceeds of the 1989 Bonds.

    "1989 Trustee" means Boatmen's National Bank (successor in interest to BANK IV Wichita, National Association), Wichita, Kansas, its successors and assigns.

    "1997 Additions" means and includes the Issuer's interest in the Land, as well as the Improvements acquired with the proceeds of the 1997 Bonds, as more fully described in Schedule I attached hereto.

    "1997 Bonds" means the City of Goddard, Kansas, Industrial Revenue
Refunding and Improvement Bonds, Series 1997 (IFR Systems, Inc.) dated March 15, 1997, and authorized pursuant to the Indenture.

    "1997 Ordinance" means Ordinance No. 492, adopted by the governing body of the Issuer on March 17, 1997, which authorizes the issuance of the 1997 Bonds.

The term "Notice Address" shall mean:

    (1)  With respect to the Tenant:

         IFR Systems, Inc.
         10200 West York Street
         Wichita, Kansas  67215
         Attn:  Treasurer

    (2)  With respect to the Issuer:

         City of Goddard, Kansas
         City Hall - 118 North Main
         Goddard, Kansas  67052
         Attn:  City Clerk

    (3)  With respect to the Trustee:

         The Southwest National Bank of Wichita
         P. O. Box 1401
         Wichita, Kansas  67201
         Attn:  Corporate Trust Department

    (4)  With respect to the Underwriters:

         Davidson Securities, Inc.
         245 North Waco, Suite 525
         Wichita, Kansas  67202
         Attn:  President

         George K. Baum & Company
         100 North Main, Suite 810
         Wichita, Kansas  67202
         Attn: Senior Vice President-Public Finance

    "Notice Representative" means:

    (1)  With respect to the Tenant, any executive officer thereof;

    (2)  With respect to the Issuer, its duly appointed City Clerk;

    (3)  With respect to the Trustee, any trust officer thereof.

    (4) With respect to the Underwriters, its President or Senior Vice President-Public Finance, respectively.

    "Official Action Date" means February 18, 1997, the date on which the governing body of the Issuer adopted a Resolution indicating an intent to issue the 1997 Bonds.

    "Original Proceeds" means all proceeds, including accrued interest, derived from the sale of the 1997 Bonds to the Underwriter.

    "Owner" means the registered owner of any fully registered 1997 Bond.

    "Paying Agent" means the Trustee.

    "Payment Date" means any date on which the principal of or interest on any Bonds is payable.

    "Principal and Interest Payment Account" means the "City of Goddard, Kansas, Principal and Interest Payment Account (IFR Systems, Inc.)" created pursuant to Section 601 of the Indenture.

    "Principal Payment Date" means May 1 in each year commencing as of May 1, 1998, during which the principal of and redemption premium, if any, on the 1997 Bonds remains Outstanding and unpaid.

    "Project" means and includes the interest of the Issuer in the Land and Improvements (as more specifically described in Schedule I attached hereto), together with any future Project Additions.

    "Project Additions" means any additional improvements, machinery or equipment acquired, constructed or installed from proceeds of any additional series of Bonds authorized and issued pursuant to the Indenture.

    "Project Costs" means those costs incurred in connection with the 1997 Additions and the Project generally, including:

         (a) all costs and expenses necessary or incident to the acquisition of such of the 1997 Additions as are acquired, constructed or in progress at the date of such acquisition;

         (b) fees and expenses of architects, appraisers, surveyors and engineers for estimates, surveys, soil borings and soil tests and other preliminary investigations and items necessary to the commencement of construction, preparation of plans, drawings and specifications and supervision of construction, as well as for the performance of all other duties of architects, appraisers, surveyors and engineers in relation to the construction, furnishing and equipping of the 1997 Additions or the issuance of the Bonds;

         (c) all costs and expenses of every nature incurred in constructing, acquiring or equipping the 1997 Additions;

         (d) payment of interest actually incurred on any interim financing obtained from a lender unrelated to the Tenant for performance of work on the 1997 Additions prior to the issuance of the Bonds;

         (e) the cost of the title insurance policies and the cost of any insurance and performance and payment bonds maintained during the Construction Period in accordance with Section 6.3 and 6.4 of this Lease, respectively;

         (f)   interest accruing on the Bonds prior to the Completion Date.

    "Project Fund" means the "City of Goddard, Kansas, Project Fund (IFR Systems, Inc.)" created pursuant to Section 501 of the Indenture.

    "Project Replacement Fund" means the "City of Goddard, Kansas, Project Replacement Fund (IFR Systems, Inc.)", created pursuant to Section 601 of the Indenture.

    "Related Person" means a related person as defined in Section 147(a) and 144(a)(3) of the Code.

    "Rental Payments" means the aggregate of the Basic Rent and Additional Rent payments provided for pursuant to this Lease.

    "State" means the State of Kansas.

    "Substantial User" means a substantial user of the Project as defined in
Section 147(a) of the Code.

    "Tenant" means IFR Systems, Inc., its successors and assigns.

    "Term" means, collectively, the Basic Term and any Additional Term of this Lease.

    "Trust Estate" means the Trust Estate described in the Granting Clauses of the Indenture.

    "Trustee" means The Southwest National Bank of Wichita, in the City of Wichita, Kansas, in its capacity as trustee, bond registrar, fiscal agent and insurance trustee and its successor or successors and any other corporation or association which at the time may be substituted in its place pursuant to and at the time serving as Trustee under this Indenture.

    "Underwriters" mean Davidson Securities, Inc. and George K. Baum & Company.

    Section 1.2    RULES OF INTERPRETATION.

    (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including public bodies, as well as natural persons.

    (b) Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

    (c) All references in this instrument to designated "Articles", "Sections" and other subdivisions are, unless otherwise specified, to the designated Articles, Sections and subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or subdivision.

    (d) The Table of Contents and the Article and Section headings of this Lease shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.

    Section 1.3 REPRESENTATIONS AND COVENANTS BY TENANT. The Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

    (A)  REPRESENTATIONS AND COVENANTS RELATING TO THE CODE.

         (1) It will not use or cause or allow more than 25 percent of the Sale Proceeds (less Costs of Issuance) to be used or applied to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

         (2) It will not use or cause or allow any portion of the Sale Proceeds to be used or applied to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

         (3) At least 95% of the Sale Proceeds, less Costs of Issuance, will be expended to refund the 1989 Bonds and to pay Project Costs paid or incurred subsequent to the Official Action Date.

         (4) It will not make or cause or permit to be made, whether by the Trustee or otherwise, any use of the proceeds (as defined in the Code) of the Bonds which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and further covenants and agrees that it will comply with and will take all action reasonably required to insure that the Trustee complies with all applicable requirements of said Section 148 and the rules and regulations of the United States Treasury Department thereunder until all of the Bonds, including interest thereon and any applicable redemption premium, have been paid.

         (5) The weighted average maturity of the Bonds, (determined in accordance with Section 147(b) of the Code), does not exceed 120 percent of the average reasonably expected economic life of the Project (as determined in accordance with Section 147(b) of the Code).

         (6) Tenant covenants and agrees to furnish to Issuer prior to issuance and delivery of the Bonds, all information necessary for Issuer to comply with Section 149(e) of the Code, including a fully completed Internal Revenue Service Form 8038 (or such other applicable information reporting form of the IRS) with respect to the Bonds. Tenant acknowledges and agrees that it shall principally be responsible, as between or among any preparers, for such information.

         (7) Tenant covenants and agrees to file or cause to be filed such periodic supplemental statements or notices with the Internal Revenue Service or such other designated governmental agency as may now or hereafter be required by applicable statutes or regulations, in order to comply with Section 144(a)(4) of the Code and for the exemption from Federal income taxation of the interest on the Bonds to continue in full force and effect. Tenant further covenants and agrees to do such other acts as may be necessary from time to time to assure the continued tax exempt status of the Bonds, and to refrain from any or all acts, including without limitation, the making of capital expenditures with respect to the Project or otherwise, which may at anytime adversely affect or threaten the tax exempt status of the Bonds.

         (8) The Project, and each portion thereof, constitutes either land or property of a character subject to the allowance for depreciation required by Section 144(a) of the

    Code. Not more than 25% of the proceeds of the Bonds will be used to acquire the Land in accordance with Section 147(c) of the Code. Except for costs associated with the issuance of the Bonds, all expenditures for and costs of the Project have been or will be items of Project Costs as defined herein.

         (9) Other than the 1989 Bonds, as of the date of issuance of the Bonds or any Additional Bonds, there are not outstanding any obligations (other than the Bonds) the interest on which is exempt from Federal income tax by virtue of the provisions of Section 144(a) of the Code and the proceeds of which were to be used with respect to the Project or with respect to other facilities located within the boundaries of Issuer, or facilities contiguous to, or integrated with, the Project or any such facilities, and the principal user (as defined in the Code) of which is or will be the Tenant or any other Principal User.

         (10) The Tenant will not request or authorize any disbursement by the Trustee pursuant to the Lease (other than for costs associated with the issuance of the Bonds) which would result in less than 95% of the proceeds of the Bonds, including any income thereon, being used to provide land or property of a character subject to the allowance for depreciation under the Code (other than any such proceeds or income used for costs associated with the issuance of the Bonds).

         (11) The Tenant will comply with all the limitations and requirements of Section 148 of the Code and the regulations promulgated thereunder.

         (12) As of the date of issuance of the Bonds or any Additional Bonds, the amount of the Bonds and Additional Bonds allocated to any test-period beneficiary (when increased by the tax-exempt, facility-related bonds allocated to such test period beneficiary) does not exceed $40,000,000, all as defined and set out in Section 144(a)(10) of the Code.

         (13) Tenant covenants that not more than 2% of the aggregate principal amount of the Bonds will be expended for Costs of Issuance as permitted by Section 147(g) of the Code.

         (14) Tenant covenants that no portion of the Original Proceeds of the Bonds will be used to acquire any property (or any interest therein) unless the first use of such property is pursuant to such acquisition unless appropriate rehabilitation expenditures are made to such property in accordance with Section 147(d) of the Code.

         (15) Tenant covenants that no property acquired or to be acquired from proceeds of the 1997 Bonds and constituting a part of the 1997 Additions was placed in service more than eighteen months before the date of issue of the Bonds, nor was any expenditure made in connection with any portion of the 1997 Additions more than three years in advance of the date of issue of the 1997 Bonds.

         (16) Tenant covenants that no non-exempt user of the 1997 Additions within the five years preceding the issuance of the Bonds, who will also be a user of the 1997 Additions after the issuance of the Bonds, will receive directly or indirectly an amount equal to 5% or more of the face amount of the Bonds in payment for his interest in the 1997 Additions.

         (17) Tenant covenants that its Capital Expenditures within the meaning of Section 144(a)(4) of the Code for the six year period commencing three years prior to the date of issuance of the 1989 Bonds, including the principal amount of the 1989 Bonds, did not exceed $10,000,000 and that said Capital Expenditures for the six year period commencing three years prior to the date of issuance of the 1997 Bonds, including the approximately $2,000,000 principal amount of the 1997 Bonds attributable to the 1997 Additions, will not exceed $10,000,000 contained in Section 144(a)(4) of the Code.

    The Issuer and the Tenant agree to amend the covenants contained in this Subsection in such manner as shall be set forth in an opinion of Bond Counsel as being necessary to maintain the exclusion of the interest on the Bonds from the recipients gross income for purposes of federal income taxation. The special covenants contained in this Section may be amended at any time, with the consent of the Trustee, by a written agreement executed by the Issuer and the Tenant pursuant to this Subsection without notice to or the consent of any Owners of the Bonds.

    (B)  GENERAL REPRESENTATION AND COVENANTS.

         (1) The Tenant is a Delaware corporation, duly authorized and qualified to do business in the State of Kansas, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

         (2) The Tenant shall (i) maintain and preserve its existence and organization as a corporation and its authority to do business in the State and to operate the Project; (ii) shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without (a) securing the prior written consent thereto of the Issuer, and (b) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds; and
               (iii) shall take appropriate steps to extend its corporate existence if necessary by reason of an impending expiration of its corporate existence while the Bonds are Outstanding.

         (3) Neither the execution or delivery of this Lease or the consummation of the transactions contemplated thereby or by the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Lease, contravenes any provisions of Tenant's Certificate of Incorporation, or Bylaws or conflicts with or results in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or would constitute a default (without regard to any required notice or the passage of any period of time) under any of the foregoing, or would result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

         (4) This Lease constitutes a legal, valid and binding obligation of the Tenant enforceable in accordance with its terms.

         (5) The Tenant agrees to operate and will operate the Project, or cause the Project to be operated, as a facility, as such term is contemplated in the Act, from the date of Issuer's acquisition of the Project to the end of the Lease Term.

         (6) The Tenant has obtained or will obtain any and all permits, authorizations, licenses and franchises to enable it to operate and utilize the Project for the purposes for which it is leased by the Tenant under this Lease.

         (7) The estimated total cost of refunding the 1989 Bonds, when combined with Project Costs to be financed by the Bonds, plus interest on the Bonds during acquisition, construction and installation of the 1997 Additions, and expenses anticipated to be incurred in connection with the issuance of the

               Bonds, will not be less than the face amount of the Bonds.

         (8) The Board of Directors of Tenant has approved the 1997 Additions and the issuance of the 1997 Bonds.

    Section 1.4. REPRESENTATIONS AND COVENANTS BY ISSUER. The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

    (A) It is a municipal corporation existing under the Constitution and laws of the State. Under the provisions of the Act, Issuer has the power to enter into and perform the transactions contemplated by this Lease and the Indenture and to carry out its obligations hereunder and thereunder.

    (B) It will execute and cause the completed Internal Revenue Service Form 8038 with respect to the 1997 Bonds to be timely submitted by Bond Counsel to the Internal Revenue Service.

    (C) It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim or encumbrance to be placed against, the Project, except for this Lease and the pledge of the Project pursuant to the Indenture.

    (D) Except as otherwise provided herein or in the Indenture, it will not during the Basic Term or the Additional Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Project, except this Lease and the pledge of the Project pursuant to the Indenture.

    (E) It has duly authorized the execution and delivery of this Lease and the Indenture and the issuance, execution and delivery of the 1997 Bonds.


                                      ARTICLE II

    Section 2.1 GRANTING OF LEASEHOLD. The Issuer by these presents hereby rents, leases and lets unto Tenant and Tenant hereby rents, leases and hires from Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth, the Project for the Basic Term.

                                     ARTICLE III

    Section 3.1 BASIC RENT. The Issuer reserves and the Tenant covenants and agrees to pay to the Trustee hereinafter and in the Indenture designated, for the account of Issuer and during the Basic Term, for deposit in the Principal and Interest Payment Account hereinafter and in the Indenture established, on each Basic Rent Payment Date, Basic Rent in immediately available funds.

    Section 3.2 ACQUISITION OF BONDS. In the event Tenant acquires any Outstanding Bonds, it may present the same to Issuer for cancellation, and upon such cancellation, Tenant's obligation to pay Basic Rent shall be reduced accordingly, but in no event shall Tenant's obligation to pay Basic Rent be reduced in such a manner that the Trustee shall not have on hand in the Principal and Interest Payment Account funds sufficient to pay the maturing principal of, redemption premium, if any, and interest on the Bonds as and when the same shall become due and payable in accordance with the provisions of the Indenture.

    Section 3.3 ADDITIONAL RENT. Within Thirty (30) days after receipt of written notice thereof, Tenant shall pay any Additional Rent required to be paid
pursuant to this Lease.      The Tenant agrees to pay any Additional Rent for
required rebatable arbitrage in the amounts at the times required and entirely in accordance with the provisions of Section 148(f) of the Code and the Arbitrage Rebate Compliance Agreement.

    Section 3.4 RENT PAYABLE WITHOUT ABATEMENT OR SETOFF. The Tenant covenants and agrees with and for the express benefit of the Issuer and the Owners that all payments of Basic Rent and Additional Rent shall be made by Tenant as the same become due, and that Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether Issuer's title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of Tenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any municipal corporation of either, any change in Issuer's legal organization or status, or any default of Issuer hereunder, and regardless of the invalidity of any action of Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of this Lease, and Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release Tenant therefrom. Nothing in this Lease shall be construed as a waiver by Tenant of any rights or claims Tenant may have against Issuer under this Lease or otherwise, but any recovery upon such rights and claims shall be had from Issuer separately, it being the intent of this Lease that Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Owners.

    Section 3.5 PREPAYMENT OF BASIC RENT. Tenant may at any time prepay all or any part of the Basic Rent.

    Section 3.6 DEPOSIT OF RENTAL PAYMENTS BY TRUSTEE. The Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of this Lease and the Indenture.

    Section 3.7 ABSOLUTE OBLIGATION TO PAY RENT. Until the obligation of the Tenant to pay Basic Rent, Additional Rent and other payments required hereunder shall be satisfied and terminated, the obligation of Tenant to pay the Basic Rent remaining unpaid and to pay the Additional Rent shall be absolute and unconditional and shall not be abated, rebated, set-off, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever, regardless of any rights of set-off, recoupment or counterclaim that the Tenant might otherwise have against the Issuer or the Trustee or any other party or parties and regardless of any contingency, act of God, event or cause whatsoever and notwithstanding any circumstance of occurrence that may arise or take place before, during or after the completion of the Project, including, but without limiting the generality of the foregoing:

    (A)  Any damage to or destruction of any part or all of the Project;

    (B) The taking or damaging of any part or all of the Project by any public authority or agency in the exercise of the power of eminent domain or otherwise;

    (C)  The termination of the Lease Term pursuant to the provisions hereof;

    (E) Any failure of the Issuer to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Lease or the Indenture;

    (F) Any change or delay in the time available of the 1997 Additions for use or delays in construction of the 1997 Additions;

    (G) The failure to complete or to maintain satisfactory progress in the construction or acquisition of the 1997 Additions, whether due to the fault or negligence of the Tenant, or Issuer or any other cause or reason;

    (H) Any acts or circumstances that may constitute an eviction or constructive eviction from any part of the Project; or

    (I) Any change in the tax or other laws of the United States or of any state or other governmental authority.

    Notwithstanding the foregoing, the Tenant may, at its own cost and expense and in its name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action which the Tenant may deem reasonably necessary in order to secure or protect its right of use and occupancy and other rights hereunder. Furthermore, except to the extent provided in and subject to the second paragraph of this Section, nothing contained herein shall be construed to prevent or restrict the Tenant from asserting any rights which it may have under this Lease or under any provisions of law against the Issuer or the Trustee, or any other party or parties for whom the Trustee is acting pursuant to this Lease.


                                      ARTICLE IV

    Section 4.1    DISPOSITION OF ORIGINAL PROCEEDS; PROJECT FUND.  The
Original Proceeds shall be paid over to the Trustee for the account of Issuer as directed by Section 509 of the Indenture and such Original Proceeds shall be used and applied as provided in this Lease and the Indenture.

    Section 4.2 ALLOCATION OF PROCEEDS OF MULTIPURPOSE ISSUE. The Tenant and the Issuer acknowledge that the 1997 Bonds are being issued for the multiple purpose of refunding the 1989 Bonds and financing the 1997 Additions. In accordance with and pursuant to the pertinent provisions of the Code (including but not limited to Treas. Reg. 1.148-9(h)), the Tenant has elected to allocate the aggregate principal amount of the 1997 Bonds as set forth in Schedule II hereof, the same being fully incorporated hereby and as if fully set forth herein.

                                       ARTICLE V

    5.1 ACQUISITION OF 1997 ADDITIONS. The Tenant shall, prior to or concurrently with the issuance of the 1997 Bonds, convey or cause to be conveyed to the Issuer such of the 1997 Additions as are then completed, installed or in progress. The Tenant shall also concurrently with such conveyance make provisions for the discharge of any liens or encumbrances incurred by it in connection with the construction, installation or development of the 1997 Additions.

    Section 5.2 PROJECT CONTRACTS. It is recognized by the parties hereto that prior to the execution hereof Tenant may have entered into certain contracts with respect to the acquisition and/or construction of the 1997 Additions, and that after the execution hereof, Tenant will enter into certain future contracts with respect to the acquisition and/or construction of the 1997 Additions. All of said contracts are hereinafter referred to as the "Project Contracts". Prior to the execution hereof, certain work has been or may have been performed on the Project pursuant to said Project Contracts or otherwise. Tenant hereby conveys, transfers and assigns to Issuer all of Tenant's interest in the Project Contracts and Issuer hereby designates Tenant as Issuer's agent for the purpose of executing and performing the Project Contracts. After the execution hereof, Tenant shall cause the Project Contracts to be fully performed by the contractor(s) thereunder in accordance with the terms thereof, and Tenant covenants to cause the 1997 Additions to be acquired, constructed and/or completed in accordance with the Project Contracts. Tenant warrants that the construction and/or acquisition of the 1997 Additions in accordance with said Project Contracts will result in the 1997 Additions being suitable for use by Tenant for its purposes. Any and all amounts received by Issuer, Trustee or Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund.

    Section 5.3 PAYMENT OF PROJECT COSTS FOR 1997 ADDITIONS. Subject to certain conditions precedent set forth in Section 6.1 and elsewhere in this Lease, the Issuer hereby agrees to pay for the purchase, acquisition and construction of the 1997 Additions, but solely from the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form set forth in
Schedule III to the Indenture; provided, however, that the Trustee shall not be obligated to make any payments hereunder if an Event of Default hereunder has occurred and is continuing.

         The sole obligation of the Issuer under this paragraph shall be to cause the Trustee to make such disbursements upon receipt of such certificates. The Trustee may rely fully on any such directions and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee.

    Section 5.4 PAYMENT OF PROJECT COSTS FOR MACHINERY AND EQUIPMENT. The Issuer hereby agrees to pay for the purchase and acquisition of any machinery and equipment constituting a part of the 1997 Additions, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form set forth in
Schedule III to the Indenture, and accompanied by the following specific information (i) name of seller, (ii) name of the manufacturer, (iii) common descriptive name of machinery or equipment, (iv) manufacturer's or seller's technical description of machinery or equipment, (v) capacity or similar designation, (vi) serial number, if any, and (vii) model number, if any.

         The sole obligation of Issuer under this Section shall be to cause the Trustee to make such disbursements upon receipt of said certificates. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee. All machinery, equipment and/or personal property acquired, in whole or in part, from funds deposited in the Project Fund pursuant to this section shall be and become a part of the Project.

    Section 5.5 COMPLETION OF 1997 ADDITIONS. The Tenant warrants that the 1997 Additions, when completed, will be necessary or useful in their development. Issuer and Tenant each covenant and agree to proceed diligently to complete the 1997 Additions on or before March 1, 1999. Upon completion of the 1997 Additions, Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee.

    Section 5.6 DEFICIENCY OF PROJECT FUND. If the Project Fund shall be insufficient to pay fully all Project Costs and to fully complete the 1997 Additions, lien free, Tenant covenants to pay the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same shall become due, and Tenant shall save Issuer whole and harmless from any obligation to pay such deficiency and indemnify Issuer for any costs, expenses and fees, including reasonable attorney's fees incurred by Issuer associated therewith or arising therefrom.

    Section 5.7 SURPLUS IN PROJECT FUND. Any amount remaining in the Project Fund after the Certificate of Completion has been delivered to the Trustee, shall be transferred by the Trustee into the Principal and Interest Payment Account and used and applied by

Trustee for the purposes and at the times authorized by the Indenture.

    Section 5.8 RIGHT OF ENTRY BY ISSUER. The duly authorized agents of Issuer shall have the right at any reasonable time prior to the completion of the Project to have access to the Project or any parts thereof for the purpose of inspecting and supervising the acquisition, installation or construction thereof.

    Section 5.9 MACHINERY AND EQUIPMENT PURCHASED BY TENANT. If no part of the purchase price of an item of machinery, equipment or personal property is paid from funds deposited in the Project Fund pursuant to the terms of this Lease, then such item of machinery, equipment or personal property shall not be deemed a part of the Project.

    Section 5.10 PROJECT PROPERTY OF ISSUER. All buildings, improvements and work constituting a part of the Project, all work and materials on the Project as such work progresses, and the Project as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by Tenant under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of Issuer.

    Section 5.11   KANSAS RETAILERS' SALES TAX.

    (A) The parties have entered into this Lease in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the 1997 Additions are entitled to exemption from the tax imposed by the Kansas Retailers' Sales Tax Act. The parties agree that Issuer shall, with Tenant's assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the construction of the Project. Tenant covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project. In the event such statutory exemption from payment of tax pursuant to the Kansas Retailer's Sales Tax Act shall be deemed inapplicable for any reason and no other suitable exemption shall be available, the Tenant shall, as between the parties, be principally responsible for paying any such applicable tax.

                                      ARTICLE VI

    Section 6.1 INSURANCE AS A CONDITION TO DISBURSEMENT. As a condition precedent to disbursement of funds from the Project Fund pursuant to Article V hereunder, the following policies of insurance shall be in full force and effect:

    (A) General accident and public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Project) under which Issuer, Tenant and Trustee shall be named as insureds or additional named insured, in an amount not less than the then maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas tort claims act or other similar future law (currently $500,000 per occurrence); which policy shall provide that such insurance may not be canceled by the issuer thereof without at least Thirty (30) days' advance written notice to Issuer, Tenant and Trustee, such insurance to be maintained throughout the life of this Lease;

    (B)  Workers' Compensation Insurance;

    (C) With regard to buildings and improvements constituting a part of the Project, builder's risk-completed value form insurance insuring the Project against fire, lightning and all other risks covered by the broadest form extended coverage endorsement then and from time to time thereafter in use in the State to the Full Insurable Value of the Project. Such policy or policies of insurance shall name Issuer, Tenant and the Trustee as insureds, as their respective interests may appear, and all payments received under such policy or policies by Issuer or Tenant shall be paid over to the Trustee and be deposited in the Project Fund; and

    (D) With regard to buildings and improvements constituting a part of the Project, performance and labor and material payment bonds and statutory bonds with respect to the Project Contracts and in the full amount of the Project Contracts, made by the contractors thereunder as the principals and a surety company or companies qualifies to do business in Kansas as surety. Said performance and labor and material payment bonds shall name Issuer, Tenant and the Trustee as obligees. The Tenant shall cause the statutory bond to be filed with the Clerk of the Sedgwick County District Court and evidence of the filing to be furnished to the Trustee. All payments received by Issuer, Tenant and/or the Trustee under said bonds shall become a part of and be deposited in the Project Fund. Notwithstanding the foregoing, in substitution for such labor and material payment bonds and statutory bonds, the general contractor may provide written lien waivers, and certifications of payment in such form as shall be acceptable to the Trustee.

    Section 6.2 INSURANCE AFTER COMPLETION. The Tenant shall and covenants and agrees that it will, prior to or simultaneously with the expiration of the insurance provided for in the preceding section and throughout the Basic Term at its sole cost and expense, keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the broadest form extended coverage insurance endorsement then in use in the State in an amount equal to the Full Insurable Value thereof in such insurance company or companies as it may select and shall at all times maintain general accident and public liability insurance required pursuant to Section 6.1(a).

    Section 6.3    GENERAL INSURANCE PROVISIONS.

    (A) Not less than Thirty (30) days prior to the expiration dates of the expiring policies, originals or certificates or acceptable binders of the policies provided for in this Article, each bearing notations evidencing payment of the premiums or other evidence of such payment satisfactory to Issuer, shall be delivered by Tenant to the Trustee. All policies of such insurance and all renewals thereof shall name Issuer, Tenant and Trustee as insureds as their respective interests may appear, shall contain a provision that such insurance may not be canceled or amended by the issuer thereof without at least Thirty
(30) days' written notice to Issuer, Tenant and the Trustee and shall be payable to the Trustee. Issuer and Tenant each hereby agree to do anything necessary, be it the endorsement of checks or otherwise, to cause any such payment to be made to the Trustee, as long as such payment is required by this Lease to be made to the Trustee. Any charges made by the Trustee for its services shall be paid by Tenant.

    (B) Each policy of insurance hereinabove referred to shall be issued by a nationally recognized responsible insurance company qualified under the laws of the state to assume the risks covered therein.

    (C) The initial premium on the policies of insurance herein required shall be paid by Tenant prior to or concurrently with the issuance of the Bonds, or at such later date as such policies of insurance may be required to be in force under the terms of this Article, and evidence of such insurance shall be filed with the Trustee at such time.

    (D) Each policy of insurance hereinabove referred to may be subject to a reasonable deductible in an amount approved by the Trustee.

    (E) Each policy of insurance required herein may be provided through blanket policies maintained by Tenant.


    (F) Anything in this Lease to the contrary notwithstanding, Tenant shall be liable to Issuer and Tenant agrees to indemnify and hold the Issuer harmless pursuant to the provisions of this Lease or otherwise, arises from or related to any loss or damage which may have been occasioned by the negligence of Tenant, its agents or employees.

    Section 6.4 TITLE INSURANCE. Tenant acknowledges that concurrently with issuance of the 1989 Bonds, Tenant obtained and delivered to the Issuer a policy of title insurance, insuring fee simple title to the 1989 Project in Issuer. Issuer and Tenant agree that any and all proceeds received from title insurance during the Basic Term (i) if received before the completion of the 1997 Additions shall be paid into and become a part of the Project Fund, (ii) if received thereafter but before the Bonds and interest thereon have been paid in full, shall be paid into and become a part of the Principal and Interest Payment Account, and (iii) if received after the Bonds, redemption premium, if any, and interest thereon have been paid in full, shall belong and be paid to Tenant.


                                     ARTICLE VII

    Section 7.1 IMPOSITIONS. Tenant shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, any and all Impositions. In the event any Impositions may be lawfully paid in installments, Tenant shall be required to pay only such installments thereof as become due and payable during the life of this Lease as and when the same become due and payable. Issuer covenants that without Tenant's written consent it will not, unless required by law, take any action which may reasonably be construed as tending to cause or induce the levying or assessment of any Imposition (other than special assessments levied on account of special benefits or other Impositions for benefits or services uniformly imposed) which Tenant would be required to pay under this Article and that should any such levy or assessment be threatened or occur Issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment.

    Section 7.2 RECEIPTED STATEMENTS. Unless Tenant exercises its right to contest any Impositions in accordance with Section 7.4 hereof, Tenant shall, within Thirty (30) days after the last day for payment, without penalty or interest, of an Imposition which Tenant is required to bear, pay and discharge pursuant to the terms hereof, deliver to Issuer a photostatic or other suitable copy of the statement issued therefor duly receipted to show the payment thereof.

    Section 7.3 ISSUER MAY NOT SELL. Issuer covenants that, unless Tenant is in default under this Lease it will not, without Tenant's written consent, unless required by law, sell or otherwise part with or encumber its fee or other ownership interest in the Project at any time during the Term of this Lease.

    Section 7.4 CONTEST OF IMPOSITIONS. Tenant shall have the right, in its own or Issuer's name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted at least Ten (10) days before the Imposition complained of becomes delinquent if, and provided, Tenant (i) before instituting any such contest, shall give Issuer written notice of its intention to do so and, if requested in writing by Issuer, shall deposit with the Trustee a surety bond of a surety company acceptable to Issuer as surety, in favor of Issuer, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and costs of suit, and (ii) shall diligently prosecute any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (iii) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Tenant shall hold Issuer whole and harmless from any costs and expenses Issuer may incur related to any such contest.

     Section 7.5.  AD VALOREM TAXES.

    (A) The parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, the property constructed or purchased with the proceeds of the 1989 Bonds is entitled to exemption from ad valorem taxation for a period of Ten (10) calendar years after the calendar year in which the 1989 Bonds were issued. Issuer covenants that it will not voluntarily take any action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the 1989 Project so long as any of the 1997 Bonds are outstanding and unpaid or for said Ten (10) year period, whichever shall be the shorter time and should any such levy or assessment be threatened or occur, Issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment. Issuer further covenants that it will make all necessary filings regarding the application for such ad valorem tax exemption on or before March 1 in each calendar year, and will renew said application from time to time and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-210 et. seq. and the State Department of Revenue.

    (B) The parties further acknowledge that, under the existing provisions of K.S.A. 79-201a, as amended, the 1997 Additions constructed or purchased with the proceeds of the 1997 Bonds are entitled to exemption from ad valorem taxation for a period of Ten (10) calendar years after the calendar year in which the 1997 Bonds are issued, provided proper application is made therefore. Issuer covenants that it will not voluntarily take any action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the 1997 Additions so long as any of the 1997 Bonds are outstanding and unpaid or for said Ten (10) year period, whichever shall be the shorter time and should any such levy or assessment be threatened or occur, Issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment. Issuer further covenants that it will make all necessary filings regarding the application for such ad valorem tax exemption on or before March 1 in the calendar year following the calendar year in which the 1997 Bonds were issued, and will renew said application from time to time and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A.
79-210 ET SEQ. and the State Department of Revenue.

                                     ARTICLE VIII

    Section 8.1 USE OF PROJECT. Subject to the provisions of this Lease, Tenant shall have the right to use the Project for any and all purposes allowed by law and contemplated by the Constitution of the State and the Act. Tenant shall comply with all statutes, laws, resolutions, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of Tenant to comply with the provisions of this Article.

    Section 8.2    ENVIRONMENTAL PROVISIONS.

    (A) The Tenant hereby covenants that it will not cause or permit any Hazardous Substances (as defined herein) to be placed, held, located or disposed of, on, under or at the Project site, other than in the ordinary course of business and in compliance with all applicable laws.


    (B) In furtherance and not in limitation of any indemnity elsewhere provided to the Issuer hereunder and in the Indenture, the Tenant hereby agrees to indemnify and hold harmless the Issuer, the Trustee, and the Bondowners from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Issuer, the Trustee, or the Bondowners by any person or entity for, with respect to , or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Project site of any Hazardous Substance (including, without limitation, any losses, liabilities, reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any federal, state or local so-called "Superfund" or "Super lien" laws, or any other applicable statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning, any Hazardous Substance) regardless of whether or not caused by or within the control of the Tenant.

    (C) If the Tenant receives any notice of (i) the happening of any event involving the use, other than in the ordinary course of business and in compliance with all applicable laws, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on the Project site or in connection with the Tenant's operations thereon or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting the Tenant (an "Environmental Complaint") from any Persons (including, without limitation, the United States Environmental Protection Agency (the "EPA")), and the Kansas Department of Health and Environment ("KDHE") then the Tenant shall immediately notify the Issuer, the Trustee, and the Trustee in writing of said notice.

    (D) The Issuer shall have the right, but not the obligation, and without limitation of the Issuer's other rights under this Agreement, to enter the Project or to take such other actions as deemed necessary or advisable to inspect, clean up, remove, resolve or minimize the impact of, or to otherwise deal with, any Hazardous Substance or Environmental Complaint following receipt of any notice from any Person, including, without limitation, the EPA or KDHE, asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Project or any part thereof which, if true, could result in an order, suit or other action against the Tenant and/or which, in the reasonable judgment of the Issuer, could jeopardize its interests under this Lease. All reasonable costs and expenses incurred by the Issuer in the exercise of any such rights and shall be payable by the Tenant upon demand.

    (E) If an Event of Default shall have occurred and be continuing, the Tenant at the request of the Issuer or Trustee shall periodically perform (at the Tenant's expense) an environmental audit and, if reasonably deemed necessary by the Issuer, an environmental risk assessment, (each of which must be reasonably satisfactory to the Issuer, of the Project, or the hazardous waste management practices and/or hazardous waste disposal sites used by the Tenant with respect to the Project. Said audit and/or risk assessment shall be conducted by an environmental consultant satisfactory to the Issuer or Trustee. Should the Tenant fail to perform any such environmental audit or risk assessment within Thirty (30) days of the written request of the Issuer or Trustee, the Issuer or Trustee shall have the right, but not the obligation, to retain an environmental consultant to perform any such environmental audit or risk assessment. All costs and expenses incurred by the Issuer in the exercise of such rights shall be payable by the Tenant on demand.

    (F) The Tenant shall not install nor permit to be installed in the Project friable asbestos or any substance containing asbestos and deemed hazardous by federal or state regulations applicable to the Project and respecting such material, and with respect to any such material currently present in the Project, shall promptly either (i) remove any material which such applicable regulations deem hazardous and require to be removed or (ii) otherwise comply with such applicable federal and state regulations, at the Tenant's expense. If the Tenant shall fail to so remove or otherwise comply, the Issuer may declare in Event of Default and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with the applicable law, regulation, or order, and the costs thereof shall be payable by the Tenant on demand. The Tenant shall defend, indemnify, and save the Issuer, Trustee and the Trustee harmless from all costs and expenses (including consequential damages) asserted or proven against the Tenant by any Person, as a result of the presence of said substances, and any removal or compliance with such regulations. The foregoing indemnification shall be a recourse obligation of the Tenant and shall survive the termination of this Lease.

    (G) The provisions of this Section shall survive the termination of this Lease, except with respect to obligations which would arise hereunder as a result of the use, spill, release, leak, seepage or discharge of Hazardous Substances on the Project site after the Project are no longer occupied by the Tenant.


                                      ARTICLE IX

    Section 9.1 SUBLEASE BY TENANT. Tenant may sublease the Project to a single party or entity, with the prior written consent of Issuer. Tenant may sublease portions of the Project for use by others in the normal course of its business without Issuer's prior consent or approval. In the event of any such subleasing, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between Issuer or the Trustee and any such subtenant shall relieve Tenant of any of its duties and obligations hereunder. Any such subleases shall include the following provisions:

    (A) No subtenant shall be permitted to use more than Ten percent (10%) of the Project or any part thereof, without the prior written consent of Tenant and the Trustee, for retail food and beverage service, automobile sales or service, or the provision of recreation or entertainment;

    (B) No subtenant shall be permitted to use any portion of Project for any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, or racetrack.

    Any such sublease shall be subject and subordinate in all respects to the provisions of this Lease.

    Section 9.2 ASSIGNMENT BY TENANT. Tenant may assign its interest in this Lease with the prior written consent of Issuer. In the event of any such assignment, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, except to the extent hereinafter provided, and no such assignment and no dealings or transactions between Issuer or the Trustee and any such assignee shall relieve Tenant of any of its duties and obligations hereunder, except as may be otherwise provided in the following section.

    Section 9.3 RELEASE OF TENANT. If, in connection with an assignment by Tenant of its interests in this Lease, (i) the Issuer and the Owners of Ninety percent (90%) in aggregate principal amount of the Outstanding Bonds (including any Additional Bonds) file with the Trustee and the Underwriter their prior written consent to such assignment, and (ii) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under this Lease; then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

    Section 9.4 MERGERS, CONSOLIDATIONS AND SALE OF ASSETS. Notwithstanding the provisions of Section 9.2, if Tenant shall assign its interests in this Lease in connection with a transaction involving the merger or consolidation of Tenant with or into, or a sale, lease or other disposition of all or substantially all of the property of Tenant as an entirety to another person, association, corporation or other entity, and (i) Issuer files with the Trustee its prior written consent to such assignment, (ii) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under this Lease and the Guaranty Agreement with regard to the Bonds, and (iii) Tenant shall furnish the Trustee and Issuer with evidence in the form of financial statements accompanied by the certificate of an independent certified public accountant of recognized standing establishing that the net worth of such proposed assignee immediately following such assignment will be at least equal to the net worth of Tenant as shown by the most recent financial statement of Tenant furnished to Trustee pursuant to this Lease, then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

    Section 9.5 COVENANT AGAINST OTHER ASSIGNMENTS. Tenant will not assign or in any manner transfer its interests under this Lease, nor will it suffer or permit any assignment thereof by operation of law, except in accordance with the limitations, conditions and requirements herein set forth.


                                      ARTICLE X

    Section 10.1 REPAIRS AND MAINTENANCE. The Tenant covenants and agrees that it will, during the Term of this Lease, keep and maintain the Project and all parts thereof in good condition and repair, including but not limited to the furnishing of all parts, mechanisms and devices required to keep the machinery, equipment and personal property constituting a part of the Project in good mechanical and working order, and that during said period of time it will keep the Project and all parts thereof free from filth, nuisance or conditions unreasonably increasing the danger of fire.

    Section 10.2 REMOVAL, DISPOSITION AND SUBSTITUTION OF MACHINERY AND EQUIPMENT. The Tenant shall have the right, provided Tenant is not in default in the payment of Basic Rent and Additional Rent, to remove and sell or otherwise dispose of any machinery and equipment which constitute a part of the Project and which are no longer used by Tenant or, in the opinion of Tenant, are no longer useful to Tenant in its operations (whether by reason of changed processes, changed techniques, obsolescence, depreciation or otherwise), subject, however, to the following conditions:

    (A) With respect only to each item of machinery and equipment that originally cost $25,000 or more, to the following:

         (1) Prior to any such removal, Tenant shall deliver to the Trustee a certificate signed by the Authorized Tenant Representative (i) containing a complete description, including the make, model and serial numbers, if any, of any machinery and equipment constituting a part of the Project which it proposes to remove,
               (ii) stating the reason for such removal, (iii) stating what disposition, if any, of the machinery and equipment is to be made by Tenant after such removal and the names of the party or parties to whom such disposition is to be made and the consideration to be received by Tenant therefor, if any, and (iv) setting forth the original cost and the fair market value of such machinery and equipment; provided, however, that in no event shall the fair market value of such machinery and equipment be less than the consideration to be received by Tenant upon the disposition thereof.

         (2) Prior to any such removal, Tenant shall pay the fair market value of such machinery and equipment as set forth in said certificate to the Trustee and the Trustee shall deposit such amount in the Principal and Interest Payment Account and apply the same to the payment of the principal of Outstanding Bonds.

         (3) The Tenant may remove any machinery and equipment constituting a part of the Project without first complying with the provisions of subparagraph (2) above; provided, however, that Tenant shall promptly replace any such machinery and equipment so removed with machinery and equipment of the same or a different kind but which are capable of performing the same function, efficiently, as the machinery and equipment so removed, and the machinery and equipment so acquired by Tenant to replace such machinery and equipment shall be deemed a part of the Project. Within Thirty
               (30) days after any such replacement by Tenant, Tenant shall deliver to the Trustee a certificate of the Authorized Tenant Representative setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which Tenant has acquired to replace the machinery and equipment so removed by Tenant, the cost thereof and that said machinery and equipment have been installed.

    (B) With respect to such items of machinery and equipment that originally cost less than $25,000, Tenant shall deliver to the Trustee a certificate setting forth the facts provided for in subparagraph (A)(1) above. In no event shall Tenant pursuant to this subsection (B) remove items of machinery and equipment having an aggregate original cost of more than $50,000.

    All machinery and equipment constituting a part of the Project and removed by Tenant pursuant to this Section shall become the absolute property of Tenant and may be sold or otherwise disposed of by Tenant without accounting to Issuer with respect thereto. In all cases, Tenant shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage caused thereby. Tenant's rights under this Article to remove machinery and equipment constituting a part of the Project is intended only to permit
Tenant to maintain an efficient operation by the removal of such machinery and equipment no longer suitable to Tenant's use for any of the reasons set forth in this paragraph and such right is not to be construed to permit a removal under any other circumstances and shall not be construed to permit the wholesale removal of such machinery and equipment by Tenant.

                                      ARTICLE XI

    Section 11.1 ALTERATION OF PROJECT. Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Project as Tenant from time to time may deem necessary or advisable; provided, however, Tenant shall not make any major addition, change or alteration which will adversely affect or alter the intended use and operations or structural strength of any part of the Project; provided further, Tenant shall not make any additions, changes or alterations costing in excess of $50,000 without prior written approval of the authorized Issuer Representatives. All additions, changes and alterations made by Tenant pursuant to the authority of this Article shall (i) be made in a workmanlike manner and in strict compliance with all laws and resolutions applicable thereto, (ii) when commenced, be prosecuted to completion with due diligence, and (iii) when completed, shall be deemed a part of the Project; provided, however, that additions of machinery, equipment and/or personal property of Tenant, not purchased or acquired from funds deposited with the Trustee hereunder and not constituting a part of the Project shall remain the separate property of Tenant and may be removed by Tenant prior to expiration of the Term of this Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain in the Project after the termination of this Lease for any cause other than the purchase of the Project pursuant to Article XVII hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.


                                     ARTICLE XII

    Section 12.1 ADDITIONAL IMPROVEMENTS. Tenant shall have and is hereby given the right, at its sole cost and expense, to construct on the Land or within areas occupied by the Improvements, or in airspace above the Project, such additional buildings and improvements as Tenant from time to time may deem necessary or advisable; provided further, Tenant shall not make any additional improvements and buildings costing in excess of $50,000 without prior written approval of the of the Authorized Issuer

Representative. All additional buildings and improvements constructed by Tenant pursuant to the authority of this Article shall, during the Basic Term and any Additional Term, remain the property of Tenant and may be added to, altered or razed and removed by Tenant at any time during the Term hereof. Tenant covenants and agrees (i) to make all repairs and restorations, if any, required to be made to the Project because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (ii) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted, (iii) to promptly and with due diligence either raze and remove from the Land, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (iv) that all additional buildings and improvements constructed by Tenant pursuant to this Article which remain in place after the termination of this Lease for any cause other than the purchase of the Project pursuant to Article XVII hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.

                                     ARTICLE XIII

    Section 13.1 SECURING OF PERMITS AND AUTHORIZATIONS. Tenant shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, resolutions, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.

    Section 13.2 MECHANICS' LIENS. Tenant shall not do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics' or other similar lien and if, whenever and so often as any mechanics' or other similar lien is filed against the Project, or any part thereof, Tenant shall discharge the same of record within Thirty (30) days after the date of filing. Notice is hereby given that Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to Tenant or anyone claiming by, through or under Tenant upon credit, by contract or otherwise, and that no mechanics' or similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of Issuer in and to the Project, or any part thereof.

    Section 13.3 CONTEST OF LIENS. Tenant, notwithstanding the above, shall have the right to contest any such mechanics' or other similar lien if within said Thirty (30) day period stated above it (i) notifies Issuer in writing of its intention so to do, and if requested by Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to Issuer as surety, in favor of Issuer or cash, in the amount of the lien claim so contested, indemnifying and protecting Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

    Section 13.4 UTILITIES. All utilities and utility services used by Tenant in, on or about the Project shall be contracted for by Tenant in Tenant's own name and Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.


                                     ARTICLE XIV

    Section 14.1 INDEMNITY. Tenant shall and hereby covenants and agrees to indemnify, protect, defend and save Issuer and the Trustee harmless from and against any and all claims, demands, liabilities and costs, including attorneys' fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring in, on or about the Project during the Term hereof, and upon timely written notice from Issuer or the Trustee, Tenant shall defend Issuer and the Trustee in any action or proceeding brought thereon; provided, however, that nothing contained in this Section shall be construed as requiring Tenant to indemnify Issuer or the Trustee for any claim resulting from any act or omission of Issuer or the Trustee, or their respective agents and employees.


                                      ARTICLE XV

    Section 15.1 ACCESS TO PROJECT. Issuer, for itself and its duly authorized representatives and agents, including Trustee, reserves the right to enter the Project at all reasonable times during usual business hours throughout the Basic Term and the Additional Term for the purpose of (i) examining and inspecting the same, (ii) performing such work made necessary by reason of Tenant's default under any of the provisions of this Lease, and

(iii) while an Event of Default is continuing hereunder, for the purpose of exhibiting the Project to prospective purchasers, lessees or mortgagees. Issuer may, during the progress of said work mentioned in (ii) above, keep and store on the Project all necessary materials, supplies and equipment and shall not be liable for necessary inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

                                     ARTICLE XVI

    Section 16.1 OPTION TO EXTEND TERM. Tenant shall have and is hereby given the right and option, to extend the term of this Lease for the Additional Term provided that (i) Tenant shall give Issuer written notice of its intention to exercise each such option at least Thirty (30) days prior to the expiration of the Basic Term, and (ii) Tenant is not in default hereunder in the payment of Basic Rent or Additional Rent the time it gives Issuer such notice or at the time the Additional Term commences. In the event Tenant exercises any of such options, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon Issuer and Tenant during the Additional Term except that Tenant covenants and agrees that the Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such Additional Term.


                                     ARTICLE XVII

    Section 17.1 OPTION TO PURCHASE PROJECT. Subject to the provisions of Sections 17.1 through 17.5, inclusive, of this Article, the Tenant shall have the right and option to purchase the Issuer's interest in the Project at any time during the Term hereof. The Tenant shall exercise its aforesaid option by giving the Issuer written notice of Tenant's election to exercise its option and specifying the date, time and place of closing, which date (the "Closing Date") shall neither be earlier than Thirty (30) days nor later than One Hundred Eighty
(180) days after the notice is given. The Tenant may not, however, exercise its said option if it is in default hereunder on the Closing Date.


    Section 17.2 QUALITY OF TITLE AND PURCHASE PRICE FOR PROJECT. If a notice of election to purchase the Project be given as provided by Section 17.1, the Issuer shall and covenants and agrees to sell and convey its interests in and to the Project to the Tenant on the Closing Date free and clear of all liens and encumbrances whatsoever except (i) those to which the title was subject on the date of the Tenant's conveyance of the Project to the Issuer, or to which title became subject with Tenant's written consent, or which resulted from any failure of the Tenant to perform any of its covenants or obligations under this Lease, (ii) taxes and assessments, general and special, if any, and (iii) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for the price and sum as follows (which Tenant shall and covenants and agrees to pay in cash at the time of delivery of the Issuer's deed or other instrument or instruments of transfer to the Project to Tenant as hereinafter provided):

         (1) The full amount which is required to provide the Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (i) the principal of all of the Outstanding Bonds, (ii) all interest due thereon to the date of maturity or redemption, whichever first occurs, and (iii) all costs, expenses, including reasonable attorney's fees, and premiums incident to the redemption and payment of said Bonds in full, plus

         (2)   The sum of $100.00

Nothing in Sections 17.1 through 17.5 of this Article shall release or discharge the Tenant from its duty or obligation under this Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Closing Date, or its duty and obligation to fully perform and observe all those Lease obligations and duties required to be performed and observed by the Tenant prior to the Closing Date.

    Section 17.3 CLOSING OF PURCHASE OF PROJECT. On the Closing Date, the Issuer shall deliver to the Tenant its special warranty deed or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Issuer's interest in the Project to the Tenant free and clear of all liens and encumbrances whatsoever except as set forth in the preceding Section 17.2, or conveying such other title to the Project as may be acceptable to the Tenant, and then and there Tenant shall pay the full purchase price for the Project as follows (i) the amount specified in clause (1) of
Section 17.2 shall be paid to the Trustee who shall deposit the same in the Principal and Interest Payment Account and shall use the same to pay or redeem the Bonds and the interest thereon as provided in the Indenture, and (ii) the amount specified in clause (2) of said Section 17.2 shall be paid to the Issuer; provided, however, nothing herein shall require the

Issuer to deliver its said special warranty deed or other appropriate instrument or instruments of assignment or conveyance to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to the Tenant of the Issuer's said special warranty deed or other appropriate instrument or instruments of assignment or conveyance and payment of the purchase price by the Tenant, this Lease shall, IPSO FACTO, terminate.

    Section 17.4 EFFECT OF FAILURE TO COMPLETE PURCHASE OF PROJECT. If, for any reason whatsoever, the purchase of the Project by the Tenant pursuant to valid notice of election to purchase given as provided by Section 17.1 is not effected on the Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

    (A) If such purchase is not effected on the Closing Date because of the failure or refusal of the Tenant to fully perform and observe all of the covenants and conditions herein contained on Tenant's part to be performed or observed to the Closing Date, the Tenant shall be deemed to be in default under this Lease and the Issuer shall have such rights and the Tenant shall have such duties and obligations as are stated in Article XX hereof with like effect as though written notice of default had been given and any grace period for the correction of such default had expired and said default remains unsatisfied.

    (B) If such purchase is not effected on the Closing Date because on said date the Issuer does not have and is unable to convey to the Tenant such title to the Project as Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project. In the event the Issuer is unable to cure such defect in its title to the Project, the Tenant shall have the right to cancel this Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.

    Section 17.5 APPLICATION OF CONDEMNATION AWARDS IF TENANT PURCHASES PROJECT. The right of the Tenant to exercise its option to purchase the Project under the provisions of Sections 17.1 through 17.5, inclusive, of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project. If the Tenant shall exercise its said option and pay the purchase price as provided in Section 17.2, all of the condemnation awards received by the Issuer after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by the Issuer in connection with such condemnation, shall belong and be paid to the Tenant.

    Section 17.6 OPTION TO PURCHASE UNIMPROVED PORTIONS OF LAND. The Tenant shall have and is hereby given the right and option to purchase at any time and from time to time during the term of this Lease a vacant part or vacant parts of the unimproved Land constituting a part of the Project; provided, however, the Tenant shall furnish the Issuer with a certificate of the Authorized Tenant Representative, dated not more than Thirty (30) days prior to the date of the purchase, stating that, in the opinion of the Authorized Tenant Representative
(i) the portion of the Land with respect to which the option is exercised is not needed for the operation of the Project for the purposes herein stated, and (ii) the purchase will not impair the usefulness or operating efficiency of the Project, or materially impair the value of the Project and will not destroy or materially impair the means of ingress thereto and egress therefrom. The Tenant shall exercise this option by giving the Issuer written notice of Tenant's election to exercise its option and specifying the legal description of the portion of the Land sought to be purchased, the date, time and place of closing, which date shall neither be earlier than Forty-five (45) days nor later than Sixty (60) days after the notice is given, and specifying the appraised current fair market value of the portions of the Land with respect to which Tenant's is exercising its option as determined by an independent, qualified appraiser whose report shall be furnished to the Trustee together with Tenant's notice of election to purchase and shall include a certificate signed by the chief executive or chief financial officer of Tenant stating that no event has occurred and is continuing which, with notice or lapse of time or both, would constitute an Event of Default hereunder. The Tenant may not exercise the option granted by this Section if there has occurred and is continuing any event which, with notice or lapse of time or both, would constitute an Event of Default at the time said notice is given and may not purchase said real property on the specified closing date if any such event has occurred and is continuing on said date. The option hereby given shall include the right to purchase a perpetual easement for right-of-way to and from the public roadway and the right to purchase such land as is necessary to assure that there will always be access between the real property purchase pursuant to this Section and the public roadway.

    Section 17.7 QUALITY OF TITLE AND PURCHASE PRICE FOR UNIMPROVED PORTIONS OF LAND. If a notice of election to purchase is given as provided by
Section 17.6, the Issuer shall sell and convey the real property described in Tenant's said notice to the Tenant on the specified date free and clear of all liens and encumbrances whatsoever except (i) those to which the title was subject on the date of commencement of the term of this Lease, or to which title became subject with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its agreements or obligations under this Lease, (ii) taxes and assessments, general or special, if any, and (iii) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for an amount equal to the then current fair market value thereof, as determined with reference to the independent appraiser's report furnished to the Trustee.

    Section 17.8 CLOSING OF PURCHASE OF UNIMPROVED PORTIONS OF LAND. If the Issuer has title to the real property free and clear of all liens and encumbrances whatsoever except as stated above or has such other title to the real property as may be acceptable to the Tenant, then on the specified date, the Issuer shall deliver to the Tenant its special warranty deed, properly executed and conveying the real property of Tenant free and clear of all liens and encumbrances whatsoever except as stated above, and then and there Tenant shall pay the aforesaid purchase price for the real property, said purchase price to be paid to the Trustee for the account of the Issuer and deposited by the Trustee in the Principal and Interest Payment Account for the benefit of the Owners of the Bonds and used to pay or redeem the Bonds on the date the Bonds are first subject to redemption as provided in the Indenture; provided, however, nothing herein shall require the Issuer to deliver such special warranty deed to the Tenant until after all of the duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied.

    Section 17.9 EFFECT ON LEASE OF PURCHASE OF UNIMPROVED PORTIONS OF LAND. The exercise by Tenant of the option granted under Section 17.6 and the purchase and sale and conveyance of a portion or portions of the Land constituting a part of the Project pursuant hereto shall in no way whatsoever affect this Lease, and all of the terms and provisions hereof shall remain in full force and effect the same as though no notice of election to purchase had been given, and specifically, but not in limitation of the generality of the foregoing, exercise of such option shall not affect, alter, diminish, reduce or abate Tenant's obligations to pay all Basic Rent and Additional Rent required hereunder.

    Section 17.10  EFFECT OF FAILURE TO COMPLETE PURCHASE OF UNIMPROVED
PORTIONS OF LAND. If, for any reason whatsoever, the purchase by the Tenant of the real property described in the notice required to be given by Section 17.6 is not effected on the specified date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

                                    ARTICLE XVIII

    Section 18.1   DAMAGE AND DESTRUCTION.

    (A) If, during the Basic Term, the Project is damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

    (B) If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, so long as the Tenant is not in default hereunder, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing. In such case, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss. Any amount remaining in the Project Replacement Fund after such rebuilding, repairing, restoring or replacing shall be deposited into the Principal and Interest Payment Account and used to pay a like amount of principal of the Bonds on their next available call date.

    (C) If the Tenant shall be in default hereunder or otherwise determine that rebuilding, repairing, restoring or replacing the Project are not practicable and desirable, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid into the Principal and Interest Payment Account and used to pay a like amount of principal of the Bonds on their next available call date. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection.

    (D) The Tenant shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed, or is being repaired, rebuilt, restored or replaced nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations of the Tenant under this Lease except as expressly provided in this Section.

    Section 18.2  CONDEMNATION.

    (A) If, during the Basic Term title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain, the Tenant shall, within Ninety (90) days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire or construct substitute improvements.

    (B) If the Tenant shall determine that such substitution is practicable and desirable, so long as the Tenant is not in default hereunder, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute improvements. In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceeds shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such substitution. Any amount remaining in the Project Replacement Fund after such acquisition or construction shall be deposited into the Principal and Interest Payment Account and used to pay a like amount of principal of the Bonds on their next available call date.

    (C) If the Tenant shall be in default hereunder or otherwise determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Principal and Interest Payment Account and used to pay a like amount of principal of the Bonds on their next available call date. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection.

    (D) The Tenant shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations hereunder except as expressly provided in this Section.

    (E) The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Tenant.

                                     ARTICLE XIX

    Section 19.1 TERMINATION BY REASON OF CHANGE OF CIRCUMSTANCES. If, at any time during the Basic Term, a Change of Circumstances occurs or the Bonds are called for redemption and payment upon the occurrence of a Determination of Taxability, then and in such event Tenant shall have the option to purchase the Project pursuant to Article XVII hereof or option to terminate this Lease by giving Issuer notice of such termination within Ninety (90) days after Tenant has actual knowledge of the event giving rise to such option; provided, however, that such termination shall not become effective unless and until none of the Bonds are Outstanding.


                                      ARTICLE XX

    Section 20.1 REMEDIES ON DEFAULT. Whenever any Event of Default shall have happened and be continuing, the Issuer may take any one or more of the following remedial actions:

    (A) By written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under this Lease by the Tenant to be immediately due and payable as liquidated damages from the Tenant, whereupon the same shall become immediately due and payable by the Tenant;

    (B) Give Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than Ten (10) days after such notice is given and, if all defaults have not then been cured on the date so specified, Tenant's rights to possession of the Project shall cease, and this Lease shall thereupon be terminated, and Issuer may re-enter and take possession of the Project as of Issuer's former estate; or

    (C) Without terminating the term hereof, or this Lease, re-enter the Project or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating the term or this Lease, Issuer shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as Issuer may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by Issuer shall be construed as an election on Issuer's part to terminate this Lease, and no such re-entry or taking of possession by Issuer shall relieve Tenant of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of the Term, whether or not the Project shall have been relet, less the net proceeds, if any, of any reletting of the Project after deducting all of Issuer's expenses incurred in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation of the Project for reletting.

    Net proceeds of any reletting shall be deposited in the Principal and Interest Payment Account. Having elected to re-enter or take possession of the Project pursuant to subsection (C) hereunder, Issuer may (subject, however, to any restrictions against termination of this Lease in the Indenture), by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease in accordance with subsection
(B) hereunder If, in accordance with any of the foregoing provisions of this Article, Issuer shall have the right to elect to re-enter and take possession of the Project, Issuer may enter and expel Tenant and those claiming through or under Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of covenant.

    (D) Notwithstanding any other provision herein contained, neither the Issuer nor the Trustee shall be required to take any action permitted by this Article which either the Issuer or Trustee believes could subject it to any environmental liability.

    Section 20.2 SURVIVAL OF OBLIGATIONS. Tenant covenants and agrees with Issuer and the Owners that until the Bonds and the interest thereon and redemption premium, if any, are paid in full or provision made for the payment thereof in accordance with the Indenture, its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that Tenant shall continue to pay Basic Rent and Additional Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease.

    Section 20.3 NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein.

                                     ARTICLE XXI

    Section 21.1 PERFORMANCE OF TENANT'S OBLIGATIONS BY ISSUER. If Tenant shall fail to keep or perform any of its obligations as provided in this Lease, then Issuer may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for Ninety (90) days after notice of such failure is given Tenant by Issuer or the Trustee and without waiving or releasing Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and Tenant shall reimburse Issuer for all sums so paid by Issuer and all necessary or incidental costs and expenses incurred by Issuer in performing such obligations through payment of Additional Rent. If such Additional Rent is not so paid by Tenant within Ten
(10) days of demand, Issuer shall have the same rights and remedies provided for in Article XX in the case of default by Tenant in the payment of Basic Rent.


                                     ARTICLE XXII

    Section 22.1 SURRENDER OF POSSESSION. Upon accrual of Issuer's right of re-entry as the result of Tenant's default hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise, Tenant shall peacefully surrender possession of the Project to Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall have the right, prior to or within Sixty (60) days after the termination of this Lease, to remove from or about the Project the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which do not constitute an integral part of the Project, which Tenant owns under the provisions of this Lease and not constituting a part of the Project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of Tenant. All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by Tenant and which are not so removed from or about the Project prior to or within Sixty (60) days after the termination of this Lease shall become the separate and absolute property of Issuer.

                                    ARTICLE XXIII

    Section 23.1 NOTICES. All notices required or desired to be given hereunder shall be in writing and shall be delivered in person to the Notice Representative or mailed by registered or certified mail to the Notice Address. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.


                                     ARTICLE XXIV

    Section 24.1 NET LEASE. The parties hereto agree (i) that this Lease is intended to be a net lease, (ii) that the payments of Basic Rent and Additional Rent are designed to provide Issuer and the Trustee with funds adequate in amount to pay all principal of and interest on the Bonds as the same become due and payable, and (iii) that to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide Issuer and the Trustee with funds sufficient for the purposes aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

    Section 24.2 FUNDS HELD BY TRUSTEE AFTER PAYMENT OF BONDS. If, after the principal of and interest on the Bonds and all costs incident to the payment of Bonds have been paid in full, the Trustee holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in this Lease and the Indenture and after payment therefrom to Issuer of any sums of money then due and owing by Tenant under the terms of this Lease, be the absolute property of and be paid over forthwith to Tenant.


                                     ARTICLE XXV

    Section 25.1 RIGHTS AND REMEDIES. The rights and remedies reserved by Issuer and Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. Issuer and Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

    Section 25.2 WAIVER OF BREACH. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the non-defaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

    Section 25.3 ISSUER SHALL NOT UNREASONABLY WITHHOLD CONSENTS AND APPROVALS. Wherever in this Lease it is provided that Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, Issuer shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.


                                     ARTICLE XXVI

    Section 26.1. FINANCIAL REPORTS. So long as any Bonds are Outstanding and unpaid and subject to the terms of the Indenture, Tenant shall furnish or cause to be furnished to Trustee and the Underwriter, within One Hundred Twenty (120) days of the last day of Tenant's preceding fiscal year, the Tenant's consolidated financial statements accompanied by the audit report of an independent certified public accountant, which financial statements shall include as supplemental information a balance sheet and statements of income and expense and supporting schedules with respect to the Project prepared on an unconsolidated basis.

    Section 26.2 QUIET ENJOYMENT AND POSSESSION. So long as Tenant shall not be in default under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Project.


                                    ARTICLE XXVII

    Section 27.1 INVESTMENT TAX CREDIT; DEPRECIATION. Tenant shall be entitled to claim the full benefit of (i) any investment credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (ii) any deduction for depreciation with respect to the Project from federal or state income taxes. Issuer agrees that it will upon Tenant's request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to Tenant.

                                    ARTICLE XXVIII

    Section 28.1 AMENDMENTS. This Lease may be amended, changed or modified in the following manner:

    (A) With respect to any amendment, change or modification which will materially adversely affect the security or rights of the Owners, by an agreement in writing executed by Issuer and Tenant and consented to in writing by the owners of at least Sixty-six percent (66%) of the aggregate principal amount of the Bonds then outstanding;

    (B) With respect to any amendment, change or modification which reduces the Basic Rent or Additional Rent due under this Lease, or any amendment which reduces the percentage of Owners whose consent is required for any such amendment, change or modification, by an agreement in writing executed by Issuer and Tenant and consented to in writing by the owners of One Hundred percent (100%) of the aggregate principal amount of the Bonds then outstanding; and

    (C) With respect to all other amendments, changes, or modifications, by an agreement in writing executed by Issuer and Tenant.

At least Thirty (30) days prior to the execution of any agreement pursuant to
(C) above, Issuer and Tenant shall furnish the Trustee and the Underwriter of the Bonds with a copy of the amendment, change or modification proposed to be made.

    Section 28.2 GRANTING OF EASEMENTS. If no Event of Default under this Lease shall have happened and be continuing, Tenant upon receipt of prior written approval of the Authorized Issuer Representative may, at any time or times, (i) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of Issuer or the Owners, or (ii) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as Tenant shall determine, and Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by Issuer of (a) a copy of the instrument of grant or release or of the agreement or other arrangement, (b) a written application signed by the Authorized Tenant Representative requesting such instrument and (c) a certificate executed by Tenant stating (1) that such grant or release is not detrimental to the proper conduct of the business of Tenant, and (2) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Owners. If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of Issuer and the Bondowners and shall not be affected by any termination of this Lease or default on the part of Tenant hereunder. If no Event of Default shall have happened and be continuing, any payments or other consideration received by Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of Tenant, but, in the event of the termination of this Lease or default of Tenant, all rights then existing of Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by Issuer.

    Section 28.3 SECURITY INTERESTS. Issuer and Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of Issuer in and to the Project. The Trustee shall file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding.

    Section 28.4 CONSTRUCTION AND ENFORCEMENT. This Lease shall be construed and enforced in accordance with the laws of the State. The provisions of this Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

    Section 28.5 INVALIDITY OF PROVISIONS OF LEASE. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

    Section 28.6 COVENANTS BINDING ON SUCCESSORS AND ASSIGNS. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    Section 28.7 SECTION HEADINGS. The section headings hereof are for the convenience of reference only and shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof. The reference to section numbers herein or in the Indenture shall be deemed to refer to the numbers preceding each section.

    Section 28.8 EXECUTION OF COUNTERPARTS. This Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

    IN WITNESS WHEREOF, the Issuer, being hereunto authorized by valid and existing ordinances duly adopted by its Governing Body, has caused this Lease to be executed and delivered in its name and behalf by and through its Mayor and City Clerk, all the day and year first above written.

                             CITY OF GODDARD, KANSAS



                             By:  /s/ B. J. Means
                                 -----------------------
                                      B. J. Means, Mayor
[SEAL]
ATTEST:

/s/ Regina Carpenter
----------------------------
Regina Carpenter, City Clerk

                                            "ISSUER"


                                    ACKNOWLEDGMENT

STATE OF KANSAS    )
                   )    SS:
COUNTY OF SEDGWICK )

    BE IT REMEMBERED that on this 17th day of March, 1997, before me, a notary public in and for said County and State, came B. J. Means, Mayor of the City of Goddard, Kansas, a municipal corporation of the State of Kansas, and Regina Carpenter, City Clerk of said City, who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said City, and such persons duly acknowledged the execution of the same to be the act and deed of said City.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

                              /s/  J. T. Klaus
                             -------------------------------
                             Notary Public in and for
                             said County and State
[SEAL]

My Appointment Expires:

    IN WITNESS WHEREOF, the Tenant, pursuant to valid and subsisting resolutions of its Board of Directors, has caused this Lease to be executed and delivered in its name and behalf by its officers thereunto duly authorized, all the day and year first above written.

                        IFR SYSTEMS, INC.
                        as the "Tenant"



(Seal)                  By /s/ Alfred H. Hunt, III
                           ------------------------------------
                           Alfred H. Hunt, III
                           President and Chief Executive Officer
ATTEST:

/s/ Jeffrey A. Bloomer
-------------------------------------
Jeffrey A. Bloomer
Treasurer and Chief Financial Officer

                                    ACKNOWLEDGMENT


STATE OF KANSAS         )
                        ) ss:
COUNTY OF SEDGWICK      )


    BE IT REMEMBERED that on this 17th day of March, 1997, before me, a notary public in and for said County and State, came Alfred H. Hunt, III, President and Chief Executive Officer of IFR Systems, Inc., a Delaware corporation duly qualified to do business in the State of Kansas, and Jeffrey A. Bloomer, Treasurer and Chief Financial Officer of said corporation, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

                                               /s/  J. T. Klaus
                                               -------------------------------
                                                   Notary Public in and for
                                                   said County and State
[SEAL]

My Appointment Expires:

                                      SCHEDULE I

    SCHEDULE I TO THE INDENTURE OF TRUST OF THE CITY OF GODDARD, KANSAS AND THE SOUTHWEST NATIONAL BANK OF WICHITA, AS TRUSTEE, DATED AS OF MARCH 15, 1997 AND TO THE LEASE DATED AS OF MARCH 15, 1997 BY AND BETWEEN SAID CITY AND IFR SYSTEMS, INC.

                              PROPERTY SUBJECT TO LEASE

    I. THE LAND: The following described real estate located in Sedgwick County, Kansas, to wit:

         (1) Lot 1, Block B, Mid-Continent Industrial Park I,
         Sedgwick County, Kansas.

         (2) A part of Lot 1, Block A, Mid-Continent Industrial Park II, Sedgwick County, Kansas described as: Beginning at the Northwest Corner of Lot 1, Block A, said corner being at the intersection of the East line of Maize Road and the Southerly right-of-way line of the Atchison, Topeka and Santa Fe Railway, thence Northeasterly along the Northerly line of said Lot 1 a distance of 198.06 feet; thence Southeasterly a distance of 686.83 feet to a point on the North line of Midco Street and on the Southeasterly line of said Lot 1; thence South-Southwesterly on the Northerly line of Midco Street on a curve to the left having a radius of
         676.62 feet a distance of 212.57 feet to a corner point of said Lot 1; thence West-Northwest along the Southerly Line of said Lot 1 a distance of 655.40 feet to the Southwest Corner of said Lot 1; thence North along the West line of said Lot 1 a distance of 279.33 feet to the point of beginning.

said real property described constituting the "Land" as referred to in said
Lease.

    II. THE IMPROVEMENTS: All buildings and improvements now constructed, located or installed on the Land, together with and including such buildings, improvements, machinery and equipment acquired, constructed or installed using the proceeds of the 1989 Bonds or 1997 Bonds, the same constituting the "Improvements" as referred to in said Lease and said Indenture, and more specifically described as follows:

                             Schedule I - Page 1

    1989 PROJECT

    An 80,000 square foot pre-engineered metal building system addition to the Company's existing 76,000 square foot facility, which houses assembly and testing facilities, inventory control, shipping and receiving docks and a machine shop. In addition, additional parking for 332 cars, a new service drive and new covered loading docks were added.

    1997 ADDITIONS

    Computer-based manufacturing and manufacturing-support equipment, as well as machinery and equipment used in fabricating metal component parts of the Company's products. In addition, the 1997 Additions will include building improvements to the Company's existing facility.

    The property described in paragraphs (I) and (II) of this Schedule I, together with any alterations or additional improvements properly deemed a part of the Project pursuant to and in accordance with the provisions of Sections
11.1 and 12.1 of the Lease, constitute the "Project" as referred to in both the Lease and the Indenture.

                             Schedule I - Page 2

                                     SCHEDULE II

                      Allocation of 1997 Bond Principal Amounts


 Maturity      1989 Bond        1997 Addition         Total
  Date         Refunding          Financing         Principal
---------     ----------        -------------       ---------
05/01/98      $ 85,000            $ 90,000          $ 175,000
05/01/99        90,000              95,000            185,000
05/01/00        95,000              95,000            190,000
05/01/01       100,000             100,000            200,000
05/01/02       105,000             110,000            215,000
05/01/03       110,000             115,000            225,000
05/01/04       120,000             120,000            240,000
05/01/05       125,000             125,000            250,000
05/01/06       135,000             135,000            270,000
05/01/07       140,000             145,000            285,000
05/01/08       145,000             155,000            300,000
05/01/09       160,000             160,000            320,000
05/01/10       165,000             175,000            340,000
05/01/11       175,000             185,000            360,000
05/01/12       190,000             195,000            385,000



                              Schedule II - Page 1